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                                                                    EXHIBIT 10.2

                    WHITTAKER CORPORATION PARTNERSHIP PLAN

                               Plan Amendment I

     WHEREAS, Whittaker Corporation (hereafter the "Employer"), a Delaware Corporation maintains the Whittaker Corporation Partnership Plan as Amended and Restated Effective November 1, 1994 (hereafter, the "Plan"); and

     WHEREAS, pursuant to Article IX, the Employer may amend the Plan from time to time; and

     WHEREAS, the Board of Directors (hereafter the "Board") wishes to clarify and more appropiately reflect certain administrative operations of the Plan; and

     WHEREAS, the Board wishes to provide immediate participation in the Plan upon the commencement of employment effective July 1, 1996; and

     WHEREAS, the Employer intends that amendments relating solely to the clarification of the Plan administration be deemed effective as of the Plan's Amended and Restated Date of November 1, 1994; and

     WHEREAS, the Employer intends that all other amendments representing changes to the terms of the Plan be deemed effective as noted herein.

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended effective as of the original Restated and Amended date of November 1, 1994 or such later date noted as follows:

1.  Section 1.02(g)(iii) shall be amended in its entirety as follows:

    A Break in Employment shall not occur solely by reason of a Layoff from the Employer or an Affiliated Employer, but a Break in Employment shall occur on the earlier of (1) a refusal by the Employee to return to the employ of the Employer or Affiliated Employer, or (2) six (6) months following the commencement of such Layoff.

2. Effective July 1, 1996, Section 1.02(j)(iii) shall be amended in its entirety as follows:

    For all Plan Years beginning prior to January 1, 1996, any compensation paid or payable by reason of services performed prior to the date the Employee becomes a Participant.

3. Effective January 1, 1995, Section 1.02(kk) shall be amended in its entirety as follows:

    "Participating Employer" shall mean the Employer and each Affiliated Employer (on behalf of all Employees or a separate subdivision thereof) and any such other business entity (on behalf of all Employees or a separate subdivision thereof) which, by resolution of its board of directors and with the written aproval of the Employer, elects to participate in this Plan.

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4.  Effective July 1, 1996, Section 2.02 shall be amended in its entirety as follows:

      2.02 Period Of Eligibility Service. Through June 30, 1996, a Period of Eligibility Service shall mean a period of ninety (90) Days of Service commencing on an Employee's date of employment.

5. Effective July 1, 1996, Section 3.01 shall be amended to add the following paragraph:

      Effective July 1, 1996, any Eligible Employee shall be eligible to participate in the Plan immediately upon commencement of employment.

6. Effective July 1, 1996, the first sentence of Section 4.01(a) shall be amended in its entirety as follows:

      For the Plan Year ending December 31, 1994, and for each Plan Year thereafter, the Employer (i) shall contribute a "Matching Contribution" in an amount equal to the below listed percentage of the Salary Deferral Contributions percentage elected pursuant to Section 4.03 by each Participant for each payroll period up to a maximum election of six percent (6%) per payroll period, and (ii) may, at the discretion of the Board of Directors, contribute a "Profit Sharing Contribution" that may be authorized by the Board of Directors, but not to exceed the dollar balance remaining after subtracting the sum of the total Salary Deferral Contributions and the Employer contributions made pursuant to subparagraph
      (i) above from fifteen percent (15%) of the aggregated annual Compensation (after any salary reductions for Salary Deferral Contributions) of all Participants for such Fiscal Year.

7. The fifth paragraph of Section 4.08 shall be amended in its entirety as follows:

      A Participant shall be permitted to change his election of an investment vehicle and/or the percentage to be allocated to each option out of future contributions by providing appropriate notice to the Committee in such form and at such times as the Committee may prescribe. Participants may change the options in which their prior contributions are invested not more often than determined by the Committee. If the Committee adopts an alternate valuation procedure, changes will be accommodated based on the shorter parameters of such system.

8.  The second sentence of Section 5.01 shall be amended as follows:

      If any Eligible Employee ceases participation because of a one (1)-year Period of Separation and receives a distribution and again becomes a Participant, the Committee shall establish a new Employer Matching Account, Employer Profit Sharing Account, Salary Deferral Contributions Account, Permanent Account, and Rollover Account for that Participant.

9.  Section 5.03(a) shall be amended as follows:

      The Employer's contribution for the period ending on such Valuation Date, if any, to the extent such contribution has been paid prior to such date; and

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10. The fourth paragraph Section 5.03 shall be amended in its entirety as follows:

    Notwithstanding anything in the preceding paragraphs, if the Committee adopts an alternate valuation procedure, allocations will be accommodated based on the parameters of such system.

11. Effective January 1, 1995, Section 5.04 shall be amended in its entirety as follows:

    5.04 Crediting of Salary Deferral Contributions. Salary Deferral Contributions and Qualified Nonelective Contributions made by the Employer on behalf of Participants shall be allocated to their Salary Deferral Contributions Accounts as of the date such contributions are segregated pursuant to Section 4.03(a) or as soon as administratively feasible thereafter.

12. Effective January 1, 1995, the second paragraph of Section 5.05 shall be amended as follows:

    As of the date of segregation of contributions pursuant to Section 4.03(a) (or as soon as administratively feasible thereafter), the Employer Matching Contribution, shall be allocated among and credited to the Employer Matching Accounts of the persons entitled to share in such amounts in accordance with the matching provision of Section 4.01(a). The Employer Profit Sharing Contribution pursuant to Section 4.01(a) for the Plan Year ending on such Date shall be allocated among the Participating Employers or groups of Participating Employers based on the annual operating profits of such Participating Employers or groups of Participating Employers and next credited to the Employer Profit Sharing Accounts of the persons entitled to share in such amounts (as provided in the preceding paragraph) in proportion to each Participant's respective amounts of Compensation for such Plan Year.

13. Effective January 1, 1996, the first sentence of the second paragraph of
Section 6.05 shall be amended as follows:

    Provided, however, that if the Participant is reemployed prior to the date that he incurs a sixty (60)-month Period of Separation following a Break in Employment, any amounts so forfeited shall be reinstated (unadjusted by any gains or losses occurring after such forfeitures) to the Participant's Employer Profit Sharing Account within a reasonable time after repayment by the Participant of the amount of any distribution received from his Employer Profit Sharing Account pursuant to Sections 7.02 or 7.03.

14. The first paragraph of Section 6.10 shall be amended in its entirety as follows:

    6.10 Loans to Participants. The Committee, in its sole discretion and upon written application of such Participant, may make a loan or loans to such Participant from a Participant's Salary Deferral Contributions Account, Employer Matching Account, Permanent Account, Rollover Account and Employer Profit Sharing Account in an amount aggregating under this Plan or any other Plan (Related Plan) maintained by the Employer not less than one thousand dollars ($1,000) nor in excess of the lesser of (1) fifty thousand dollars ($50,000) (reduced by the highest outstanding loan balance during the

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    one (1)-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan to the Participant on the date which such loan is made), or (2) fifty percent (50%) of the sum of the Participant's vested Salary Deferral Contributions Account, Employer Matching Account, Permanent Account, Rollover Account and Employer Profit Sharing Account, provided that such loans:

15. Effective July 1, 1996, the second sentence of Section 6.10(h) shall be amended as follows:

    Such procedures shall include the basis on which loans will be approved or denied; the limitations, if any, on the types and amounts of loans offered; the applicable loan fees (if any), and the events constituting a default and the steps that will be taken to preserve Plan assets in the event of such default.

16. Section 6.10(i) shall be amended in its entirety as follows:

    A Participant may upon written notice delivered to the Committee (on such form as the Committee may prescribe), request that a loan be made to the Participant in conformity with the dollar limits set forth above provided no loan request has been granted within the preceding twelve (12) calendar months. A Participant shall first borrow the available balance in his Salary Deferral Contributions Account, shall next borrow the available balance in his Employer Matching Account, shall next borrow from his Permanent Account, shall next borrow from his Rollover Account and finally shall borrow any available balance in his Employer Profit Sharing Account. The Committee may from time to time establish the order in which such Accounts and/or the investment funds within each applicable Participant Account will be utilized for purposes of fulfilling loan requests. A Participant may not have more than two loans outstanding at any time and may not request a new loan until the expiration of a thirty day period following the date a prior outstanding loan has been repaid in full. Each loan shall be made only from an Account or Accounts of the Participant requesting the loan and shall be treated as an investment of such Account or Accounts funding the loan. So long as a loan to a Participant under this Plan is outstanding, the Participant may not elect to withdraw any portion of his Account or Accounts prior to termination of employment under the provisions of Article VI.

17. Section 6.11(a) shall be amended in its entirety as follows:

    Amounts may be withdrawn at all times from a Participant's After-Tax Account while the Participant remains in the employ of the Employer provided no outstanding loan balance exists with respect to such Participant. If a Participant's After-Tax Account is exhausted, amounts may next be withdrawn from a Participant's Employer Matching Account, followed by the Participant's Permanent Account and finally the Participant's Rollover Account while the Participant remains in the employ of the Employer provided that (i) withdrawals are limited to contributions made to the stated Accounts at least twenty-four (24) full calendar months prior to the beginning of the Plan Year in which the withdrawal request is made, together with any earnings thereon and, (ii) no outstanding loan balance exists with respect to
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    such Participant. In the case of a Participant whose Period of Service equals or exceeds five years, all amounts may be withdrawn from such Participant's Employer Matching Account, next from the Participant's Permanent Account, and finally from the Participant's Rollover Account while the Participant remains in the employ of the Employer regardless of the date of such contributions. No more than two (2) withdrawals in a Plan Year shall be permitted pursuant to this Section 6.11(a). The Committee may from time to time establish a minimum amount applicable to any withdrawal request made pursuant to this Section 6.11(a).

18. Effective January 1, 1996, the third sentence of Section 6.11(b) shall be amended as follows:

    The minimum amount that may be withdrawn at any one time is the lesser of three hundred dollars ($300.00) or the entire value of the Participant's Salary Deferral Contribution Account or such other amount as may be established from time to time by the Committee.

19. Effective July 1, 1996, the first sentence and introductory clause of the second sentence shall be amended as follows:

    The Board of Directors of Whittaker Corporation shall have the right to amend this Plan from time to time and to amend further or cancel any such amendment. Such amendments shall be stated in an instrument in writing executed by Whittaker Corporation, and this Plan shall be deemed to have been amended in the manner and at the time therein set forth, and all Employees, former Employees, Participants, former Participants, Beneficiaries, and the Employer shall be bound thereby; provided, however:

20. Effective January 1, 1995, Section 12.01 shall be amended in its entirety as follows:

    12.01 Adoption by Affiliated Employers. With the consent of the Employer, any Affiliated Employer (on behalf of all Employees, or a separate subdivision thereof) may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by properly executing a document evidencing said intent and will of such Participating Employer.


                                       Executed this 21st day of June, 1996.

                                       WHITTAKER CORPORATION


                                       By:  /s/ Thomas A. Brancati
                                          --------------------------------------
                                          President and Chief Executive Officer


                                       By:  /s/ J. C. Cannady
                                          --------------------------------------
                                          Vice President